For Immediate Release

Contact:	Progenics Pharmaceuticals, Inc. Richard W. Krawiec, Ph.D. Vice President, Investor Relations and Corporate Communications (914) 789-2800 email: rkrawiec@progenics.com	Cytogen Corporation Christopher P. Schnittker Senior Vice President & Chief Financial Officer (609) 750-8200 email: cschnittker@cytogen.com

PROGENICS AND CYTOGEN REPORT POTENT ANTI-TUMOR ACTIVITY FOR EXPERIMENTAL PROSTATE CANCER DRUG

Scottsdale, AZ - September 30, 2005 - PSMA Development Company LLC (PDC), a joint venture of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Cytogen Corporation (Nasdaq: CYTO), today announced positive preclinical findings of its novel prostate cancer drug, prostate-specific membrane antigen (PSMA) antibody-drug conjugate (ADC). The findings were reported today by Dangshe Ma, Ph.D., Progenics’ Senior Investigator, at the 12th Annual Prostate Cancer Foundation Scientific Retreat.

In a mouse model of human prostate cancer, PSMA ADC significantly prolonged overall survival up to nine-fold as compared to untreated animals (p=0.0018, log-rank test, two-sided). Remarkably, established tumors in two of the five animals treated at the highest dose were eradicated and remained undetectable over 500 days through the completion of the study. No overt evidence of toxicity was observed in any of these animal model tests.

ADC drugs link a monoclonal antibody which targets specific cells in the body, such as cancer cells, with a cell-killing payload. PSMA ADC is a human monoclonal antibody targeting PSMA, which is abundantly expressed on the surface of prostate cancer cells, coupled to auristatin, a highly potent drug. As a result, PSMA ADC is targeted to prostate cancer cells and incorporated into them, releasing the drug payload inside the cancer cell. The technology to link the PSMA monoclonal antibody to auristatin is being developed by PDC in collaboration with Seattle Genetics, Inc. (Nasdaq: SGEN).

“Prostate-specific membrane antigen represents an excellent target in cancer therapy for many reasons. It is an integral membrane protein that is abundantly and preferentially expressed on the surface of prostate cancer cells,” said Warren D.W. Heston, Ph.D., Director, Research Program in Prostate Cancer, The Cleveland Clinic Foundation. “PSMA expression is high in prostate cancers that no longer respond to hormonal therapies and for which there are few treatment options. In addition, PSMA is abundantly expressed on endothelial cells of new blood vessels that supply most other solid tumors. Once the PSMA monoclonal antibody has bound to the cancer cell, PSMA ADC is rapidly internalized, making it especially well suited for the ‘armed antibody approach’ of this compound. Today’s findings represent a positive step toward developing PSMA ADC as a novel therapy for metastatic prostate cancer.”

“PSMA ADC combines the tumor-targeting properties of our PSMA monoclonal antibody with the cell-killing properties of auristatin, a highly potent drug that disrupts the internal scaffolding that cancer cells require to grow and divide,” said William C. Olson, Ph.D., Vice President of Research & Development at Progenics and senior author of the presentation. He added, “PSMA ADC can be considered a targeted form of chemotherapy where it attacks prostate cancer cells, but spares healthy tissues. PSMA ADC eradicated established tumors in some of the mice without any observed toxicity. The findings support further development of PSMA ADC for therapy of prostate and other cancers.”

PSMA ADC was also tested in vitro and in animals for the ability to selectively eliminate prostate cancer cells. In laboratory studies, PSMA ADC killed PSMA-expressing prostate cancer cells at picomolar concentrations, whereas approximately 1000-fold higher concentrations were required to kill cells that lack PSMA. PSMA ADC was similarly active against prostate cancer cells that were either sensitive to or resistant to androgen deprivation. In addition to improving survival, PSMA ADC resulted in significant, 700-fold reductions (p = 0.0086, t-test, two-sided) in serum levels of prostate-specific antigen (PSA) in animal tests. PSA is a well-recognized surrogate marker of prostate cancer progression and response to therapy.

About Prostate Cancer
Prostate cancer is the most common form of cancer affecting men in the United States and is the second leading cause of cancer deaths among men each year. The American Cancer Society estimated that 230,100 new cases of prostate cancer were diagnosed and that 29,500 men died from the disease during 2004 in the United States. Conventional therapies for prostate cancer include radical prostatectomy, in which the prostate gland is surgically removed, radiation and hormone therapies and chemotherapy. Surgery and radiation therapy may result in urinary incontinence and impotence. Hormone therapy and chemotherapy are generally not intended to be curative and are not actively used to treat localized, early-stage prostate cancer.

About ADCs
ADCs utilize the targeting ability of monoclonal antibodies to deliver potent, cell-killing payloads to specific cells. Seattle Genetics’ ADC technology employs synthetic, highly potent drugs that can be attached to antibodies through proprietary linker systems. The linkers are stable in the bloodstream and release the drug payload once inside target cells. ADCs can increase the therapeutic potential of antibodies with targeting ability but limited or no inherent cell-killing activity.

Company Profiles
Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company’s principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the constipation associated with opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness. MNTX is also being studied for the management of patients with post-operative bowel dysfunction and relief of opioid-induced constipation in patients with chronic pain. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1 studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company, in collaboration with Cytogen Corporation, is developing immunotherapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

Cytogen Corporation, of Princeton, NJ is a product-driven biopharmaceutical company that acquires, develops and commercializes innovative molecules that can be used to build leading franchises. Cytogen’s marketed products include QUADRAMET® (samarium Sm-153 lexidronam injection), and PROSTASCINT® (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX® (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen’s development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company’s products is available at http://www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at http://www.cytogen.com, which is not part of this press release.

DISCLOSURE NOTICE: The information contained in this document is current as of September 30, 2005. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Companies use the words ‘anticipates,’‘plans,’‘expects’ and similar expressions, they are identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Companies actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the risk that the Companies will not be able to obtain funding necessary to conduct their operations, the uncertainties associated with product development, the risk that clinical trials will not commence, proceed or be completed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials are later found not to work effectively or are not safe, the risk that we may not be able to manufacture commercial quantities of our products, the risk that our products, if approved for marketing, do not gain market acceptance sufficient to justify development and commercial costs, the uncertainty of future profitability and other factors set forth more fully in the Companies Annual Reports on Form 10-K for the fiscal year ended December 31, 2004 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Companies cannot assure you that any of its programs will result in a commercial product.

The Companies do not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Companies’ silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Progenics and Cytogen is available at http://www.progenics.com and http://www.cytogen.com.